Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-61473 of Gottschalks Inc. on Form S-8 and related Prospectus pertaining to the Amended and Restated Gottschalks Inc. 1998 Employee Stock Purchase Plan of our report dated February 23, 1999 (March 1, 1999 as to Note 3), appearing in the Annual Report on Form 10-K of Gottschallks Inc.
for the year ended January 30, 1999.

/s/ DELOITTE & TOUCHE LLP
Fresno, California
May 25, 1999